Exhibit 99.1

NEWS RELEASE
Contact:	Neal A Fuller, EVP & CFO AMERISAFE, Inc. 337-463-9052

AMERISAFE ANNOUNCES 2018 FIRST QUARTER RESULTS

Reports Combined Ratio of 85.6%

DeRidder, LA – April 25, 2018—AMERISAFE, Inc. (Nasdaq: AMSF), a specialty provider of hazardous workers’ compensation insurance, today announced results for the first quarter ended March 31, 2018.

	Three Months Ended March 31,
	2018	2017	% Change
	(in thousands, except per share data)
Net premiums earned	$87,310	$90,912	-4.0%
Net investment income .	7,209	6,710	7.4%
Net realized losses on investments, pretax	(31)	(181)	NM
Net unrealized losses on equity securities, pretax	(390)	—	NM
Net income	16,169	13,524	19.6%
Diluted earnings per share	$0.84	$0.70	20.0%
Operating net income .	16,502	13,642	21.0%
Operating earnings per share	$0.86	$0.71	21.1%
Book value per share .	$22.43	$24.29	-7.7%
Net combined ratio	85.6%	86.6%
Return on average equity	15.1%	11.7%

G. Janelle Frost, President and Chief Executive Officer, noted, “Our results this quarter demonstrate our ability to maintain discipline while navigating a competitive workers’ compensation environment. Pricing pressure continued as approved loss costs declined and carriers aggressively search for premium. AMERISAFE, however, focused on retaining and serving our valued policyholders through risk selection, proactive safety expertise, and claims management.”

Insurance Results

	Three Months Ended March 31,
	2018	2017	% Change
	(in thousands)
Gross premiums written	$97,342	$95,078	2.4%

Net premiums earned	87,310	90,912	-4.0%
Loss and loss adjustment expenses incurred .	53,162	56,216	-5.4%
Underwriting and certain other operating costs, commissions, salaries and benefits	20,266	21,222	-4.5%
Policyholder dividends	1,333	1,371	-2.8%

Underwriting profit (pre-tax).	$12,549	$12,103	3.7%

Insurance Ratios:
Current accident year loss ratio .	71.5%	69.0%
Prior accident year loss ratio .	-10.6%	-7.2%

Net loss ratio	60.9%	61.8%
Net underwriting expense ratio .	23.2%	23.3%
Net dividend ratio .	1.5%	1.5%

Net combined ratio	85.6%	86.6%

◾	Gross premiums written in the quarter increased by $2.3 million, or 2.4%, due to higher voluntary premiums written and higher payroll audits and related premium adjustments.

◾	Voluntary premium for policies written during the quarter ended March 31, 2018 increased by $1.4 million, or 1.6%, compared with the first quarter of 2017.

◾	Payroll audits and related premium adjustments increased premiums written by $3.3 million in the first quarter of 2018, compared to $2.2 million in the first quarter of 2017.

◾	The current accident year loss ratio for the first quarter was 71.5%, an increase of 1.0 percentage points from the 70.5% ratio for the full year 2017. During the quarter, the Company experienced favorable loss development for prior accident years, which reduced loss and loss adjustment expenses by $9.3 million, largely attributable to accident years 2015 and 2014. These results reflect improved trends for both claims closing, severity of claims and favorable case reserve development on claims that were closed during the quarter.

◾	For the quarter ended March 31, 2018, the underwriting expense ratio was 23.2% compared to 23.3% in the same quarter in 2017. The decrease in the quarter was due to lower compensation and insurance assessment expense compared with last year’s first quarter.

◾	The effective tax rate for the quarter ended March 31, 2018 was 16.7% compared with 27.8% for the first quarter of 2017. The decrease is due to the new federal corporate tax rate of 21% on underwriting profits and taxable bond income.

Investment Results

	Three Months Ended March 31,
	2018	2017	% Change
	(in thousands)
Net investment income	$7,209	$6,710	7.4%
Net realized losses on investments (pre-tax)	(31)	(181)	NM
Net unrealized losses on equity securities (pre-tax)	(390)	—	NM
Pre-tax investment yield	2.4%	2.3%
Tax-equivalent yield (1)	2.9%	3.4%

(1)	The tax equivalent yield is calculated using the effective interest rate and the appropriate marginal tax rate.

◾	Net investment income for the quarter ended March 31, 2018, increased 7.4% to $7.2 million from $6.7 million in the first quarter of 2017, largely due to the decrease in value of an investment in a limited partnership hedge fund in last year’s first quarter.

◾	As of March 31, 2018, the carrying value of AMERISAFE’s investment portfolio, including cash and cash equivalents, was $1.2 billion.

Capital Management

The Company paid a regular quarterly cash dividend of $0.22 per share on March 23, 2018. The $0.22 per share cash dividend reflects a 10% increase from the regular quarterly cash dividend of $0.20 paid in 2017. On April 24, 2018, the Company’s Board of Directors declared a quarterly cash dividend of $0.22 per share, payable on June 22, 2018 to shareholders of record as of June 8, 2018.

Book value per share at March 31, 2018 was $22.43, an increase of 1.5% from $22.10 as of December 31, 2017. During the quarter, no shares were repurchased under the Company’s share repurchase plan.

Supplemental Information

	Three Months Ended March 31,
	2018	2017
Net income	$16,169	$13,524
Less:
Net realized losses on investments .	(31)	(181)
Net unrealized losses on equity securities .	(390)	—
Tax effect (1) .	88	63

Operating net income (2) .	$16,502	$13,642

Average shareholders’ equity (3) .	$428,746	$461,626
Less:
Average accumulated other comprehensive income (loss)	688	(16)

Average adjusted shareholders’ equity	$428,058	$461,642

Diluted weighted average common shares	19,262,237	19,230,125
Return on average equity (4)	15.1%	11.7%
Operating return on average adjusted equity (2) .	15.4%	11.8%
Diluted earnings per share .	$0.84	$0.70
Operating earnings per share (2)	$0.86	$0.71

(1)	The tax effect of net realized losses on investments and net unrealized losses on equity securities is calculated assuming an annual tax rate of 21% for 2018 and 35% for 2017.

(2)	Operating net income, operating return on average adjusted equity and operating earnings per share are non-GAAP financial measures. Management believes that investors’ understanding of core operating performance is enhanced by AMERISAFE’s disclosure of these financial measures.

(3)	Average shareholders’ equity is calculated by taking the average of the beginning and ending shareholders’ equity.

(4)	Return on average equity is calculated by dividing the annualized net income by the average shareholders’ equity.

Conference Call Information

AMERISAFE has scheduled a conference call for April 26, 2018, at 10:30 a.m. Eastern Time to discuss the results for the quarter, as well as the outlook for future periods. To participate in the conference call dial 877-225-7695 (Domestic) or 720-545-0027 (International) at least ten minutes before the call begins and ask for the AMERISAFE conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible through May 4, 2018. To access the replay, dial 855-859-2056 or 404-537-3406 and use the pass code 5252258#.

Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting http://www.amerisafe.com. To listen to the live call on the web, please visit the website at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call at http://www.amerisafe.com.

About AMERISAFE

AMERISAFE, Inc. is a specialty provider of workers’ compensation insurance focused on small to mid-sized employers engaged in hazardous industries, principally construction, trucking, logging and lumber, manufacturing, and agriculture. AMERISAFE actively markets workers’ compensation insurance in 27 states.

Forward Looking Statements

Statements made in this press release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” or similar words are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding AMERISAFE’s plans and performance. These statements are based on management’s estimates, assumptions and projections as of the date of this release and are not guarantees of future performance and include statements regarding management’s views and expectations of the workers’ compensation market, the Company’s growth opportunities, underwriting margins and actions by competitors. Actual results may differ materially from the results expressed or implied in these statements if the underlying assumptions prove to be incorrect or as the results of risks, uncertainties and other factors including the factors set forth in the Company’s filings with the Securities and Exchange Commission, including AMERISAFE’s Annual Report on Form 10-K for the year ended December 31, 2017. AMERISAFE cautions you not to place undue reliance on the forward-looking statements contained in this release. AMERISAFE does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.

- Tables to follow -

AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(in thousands)

	Three Months Ended March 31,
	2018	2017
	(unaudited)
Revenues:
Gross premiums written	$97,342	$95,078
Ceded premiums written .	(2,330)	(2,391)

Net premiums written .	$95,012	$92,687

Net premiums earned .	$87,310	$90,912
Net investment income	7,209	6,710
Net realized losses on investments	(31)	(181)
Net unrealized losses on equity securities	(390)	—
Fee and other income .	77	101

Total revenues	94,175	97,542

Expenses:
Loss and loss adjustment expenses incurred	53,162	56,216
Underwriting and other operating costs	20,266	21,222
Policyholder dividends	1,333	1,371

Total expenses	74,761	78,809

Income before taxes	19,414	18,733
Income tax expense .	3,245	5,209

Net income	$16,169	$13,524

AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Statements of Income (cont.)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2018	2017
	(unaudited)
Basic EPS:
Net income	$16,169	$13,524

Basic weighted average common shares	19,187,136	19,150,400
Basic earnings per share .	$0.84	$0.71

Diluted EPS:
Net income .	$16,169	$13,524

Diluted weighted average common shares:
Weighted average common shares .	19,187,136	19,150,400
Stock options and restricted stock	75,101	79,725

Diluted weighted average common shares	19,262,237	19,230,125

Diluted earnings per share	$0.84	$0.70

AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

	March 31, 2018	December 31, 2017
	(unaudited)
Assets
Investments	$1,134,793	$1,130,314
Cash and cash equivalents .	36,072	55,559
Amounts recoverable from reinsurers	94,173	90,133
Premiums receivable, net	186,798	174,234
Deferred income taxes	20,499	19,262
Deferred policy acquisition costs	21,287	20,251
Other assets	37,043	26,722

	$1,530,665	$1,516,475

Liabilities and Shareholders’ Equity
Liabilities:
Reserves for loss and loss adjustment expenses	$777,298	$771,845
Unearned premiums	164,972	157,270
Insurance-related assessments .	28,389	28,246
Other liabilities	127,938	135,452

Shareholders’ equity	432,068	425,423

Total liabilities and shareholders’ equity .	$1,530,665	$1,518,236

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